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                                                EXHIBIT 23.6



                       CONSENT OF PRESTON GATES & ELLIS


We hereby consent to the filing of the form of our opinion letter as an exhibit to the Registration Statement filed by Phillips with the Securities and Exchange Commission in connection with the Merger, and to any reference to our firm in the Proxy Statement/Prospectus forming a part thereof as legal counsel for Momentum who will pass upon certain federal income tax matters relating to the Merger.

                                                Very truly yours,


                                                PRESTON GATES & ELLIS

                                                By /s/ Richard B. Dodd
                                                   -------------------
                                                   Richard B. Dodd